EXHIBIT 3.4

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Change Pursuant
to NRS 78.209

Filed in the office of	Document Number 20130474025-18

_	Filing Date and Time
Ross Miller	07/18/2013 5:00 PM
Secretary of State	Entity Number
State of Nevada	C7812-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

1.

Name of corporation:

For Nevada Profit Corporations

Intelligent Living Corp.

2.

The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

800,000,000 shares of common stock, par value $.001 per share

5,000,000 shares of preferred stock, par value $.001 per share

4.

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

80,000,000 shares of common stock, par value $.001 per share

5,000,000 shares of preferred stock, par value $.001 per share

5.

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of common stock, par value $.001 per share, to be issued after the change in exchange for each ten issued shares of common stock, par value $.001 per share

6.

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of common stock are rounded up to the nearest whole share.  Percentage of outstanding shares affected is less than 1% of the outstanding shares of common stock prior to the change.

7.

Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8.

Signature: (required)

X            /s/ Michael Holloran

July 18, 2013

President

Title

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split

Revised: 3-6-09